                                6,386,365 SHARES

                         PHILLIPS-VAN HEUSEN CORPORATION

                SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   July 14, 2005

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
PIPER JAFFRAY & CO.
As Representatives of the several
  Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

         Certain stockholders of Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), named in Schedule 2-A attached hereto (the "FIRM
SELLING STOCKHOLDERS"), propose to sell an aggregate of 6,386,365 shares (the
"FIRM STOCK") of the Company's common stock, par value $1.00 per share (the
"COMMON Stock"). In addition, certain stockholders of the Company specified in
Schedule 2-B (the "OPTION SELLING STOCKHOLDERS") propose to grant to the underwriters (the "UNDERWRITERS") named in Schedule 1 attached to this agreement
(this "AGREEMENT") an option to purchase up to an additional 957,954 shares of the Common Stock on the terms set forth in Section 3 (the "OPTION STOCK"). The
Firm Selling Stockholders and the Option Selling Stockholders are hereinafter collectively called the "SELLING STOCKHOLDERS". The Firm Stock and the Option
Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Selling
Stockholders by the Underwriters.

         1. Representations, Warranties and Agreements of the Company. The
Company represents, warrants and agrees that:

         (a) A registration statement on Form S-3 (No. 333-105218) with respect to the Stock has been prepared by the Company and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES
    ACT"), and the rules and regulations promulgated thereunder (the "RULES AND
    REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION")
    thereunder; and became effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the
    Company to you as the representatives (the "REPRESENTATIVES") of

                                                                               2

    the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the
    Commission; "EFFECTIVE DATE" means the date of the Effective Time;
    "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and
    Regulations and deemed to be a part of the registration statement as of the
    Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and
    Regulations; "PROSPECTUS" means such final prospectus, as supplemented and in the form first used to confirm sales of the Stock; and "PRELIMINARY
    PROSPECTUS" means each preliminary prospectus relating to the Stock, containing the base prospectus included as part of the Registration
    Statement, containing a "Subject to Completion" legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the Rules and
    Regulations and including the documents incorporated in such base prospectus by reference. Reference made herein to any Preliminary Prospectus or to the
    Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, as of the date of such Preliminary
    Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any such Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the
    Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the
    Prospectus, as the case may be; and any reference to any amendment to the
    Registration Statement shall be deemed to include any annual report of the
    Company filed with the Commission pursuant to Section 13(a) or 15(d) of the
    Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the
    Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

         (b) The Registration Statement conformed in all material respects at the Effective Time and conforms in all material respects, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date, to the requirements of the Securities Act and the Rules and
    Regulations. The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery
    Date (as defined in Section 5) to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Time
    and on the applicable Delivery Date, and the Prospectus, as of its date and on the applicable Delivery Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any
    Underwriter specifically for inclusion therein,

                                                                               3

    which information is specified in Section 10(f). The conditions for use of
    Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         (c) The documents incorporated by reference in the Registration
    Statement and the Prospectus when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when filed with Commission, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and when read together with the other information in the Prospectus at the time the
    Prospectus was filed and on the applicable Delivery Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a
    "MATERIAL ADVERSE EFFECT").

         (e) Each of the subsidiaries listed on Schedule 3 (the "MATERIAL
    SUBSIDIARIES") (i) has been duly incorporated and (ii) is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Material
    Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, except as disclosed in the Prospectus, except under the Company's revolving credit facility, the Company's 7 3/4% debentures due 2023 and a lien in favor of
    Mr. Calvin Klein, the capital stock of each Material Subsidiary is owned by the Company, directly or through subsidiaries free from material liens and encumbrances.

         (f) The Company has an authorized capitalization as set forth in the
    Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform, in all material respects, to the description thereof contained in the Prospectus and were issued in

                                                                               4

    compliance with U.S. federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

         (g) The shares of the Stock to be issued to and sold by the Selling
    Stockholders under this Agreement (i) will be issued in accordance with the
    Certificate of Designations, Preferences and Rights of Series B Convertible
    Preferred Stock of the Company dated February 10, 2003 (the "CERTIFICATE OF
    DESIGNATION"), and (ii) have been duly authorized for issuance and, at the time such shares of the Stock are to be sold by the Selling Stockholders will be duly and validly issued, fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the
    Prospectus.

         (h) This Agreement has been duly authorized, executed and delivered by the Company.

         (i) No consent, approval, authorization, registration, qualification, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated hereby in connection with the issuance and sale of the Stock, except for such consents, approvals, authorizations, registrations, qualifications, orders and filings under the Securities Act, the rules and regulations of the New
    York Stock Exchange or applicable state securities laws.

         (j) The execution, delivery and performance by the Company of this
    Agreement, and the consummation of the transactions contemplated hereby, including without limitation, the issuance of the Stock and compliance by the Company with the terms and provisions of this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries under (i)
    the charter, bylaws or other organizational documents of the Company and any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the assets or properties of the Company or any of its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) Except as described or summarized in the Prospectus and with respect to shares of the Company's common stock (i) issued to the former stockholders of Calvin Klein, Calvin Klein (Europe), Inc., Calvin Klein
    (Europe II) Corp., Calvin Klein Europe S.r.l. and CK Service Corp. in
    connection with the Company's acquisition of such companies and (ii)
    issuable upon conversion of the Company's Series B convertible preferred stock, there are no contracts, agreements or understandings between the

                                                                               5

    Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the
    Securities Act.

         (l) Except as disclosed in the Prospectus and except for the Company's obligations to Peter J. Solomon Company L.P., there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Stock contemplated by this Agreement.

         (m) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the
    interpretations thereof by the Commission.

         (n) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the
    Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the
    United States applied on a consistent basis throughout the periods involved;
    provided, however, that the financial statements that are unaudited are subject to normal year-end adjustments, require management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto and do not contain all disclosures required in audited financial statements by accounting principles generally accepted in the United States, including the absence of certain footnotes.

         (o) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (p) The Company and each of its subsidiaries have good and marketable title to all items of real property and other property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party or defect in title, except (i) to the extent such would not, individually or in the aggregate, have a Material
    Adverse Effect, (ii) liens described in the Prospectus and (iii) liens under the Company's revolving credit facility, the Company's 7 3/4% debentures due
    2023 and a lien in favor of Mr. Calvin Klein. Any real property and other property held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with no exceptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

                                       6

         (q) The Company and each of its subsidiaries carry or are entitled to the benefits of insurance in such amounts as, in the reasonable judgment of the Company, are sufficient for the businesses in which they are engaged and, except as would not have a Material Adverse Effect, all such insurance is in full force and effect.

         (r) Except as disclosed in the Prospectus, there are no pending actions, suits, proceedings or investigations against or, to the Company's knowledge, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse
    Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement;
    and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

         (s) Except as would not, individually or in the aggregate, have a
    Material Adverse Effect, no labor disturbance by the employees of the
    Company or any of its subsidiaries exists or, to the knowledge of the
    Company, is threatened.

         (t) Except as would not, individually or in the aggregate, have a
    Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by them under applicable law, which returns are complete and correct in all material respects. Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

         (u) Neither the Company nor any of its Material Subsidiaries is (i) in
    violation of its charter or by-laws, except (in the case of such Material
    Subsidiaries only) as would not have a Material Adverse Effect, or (ii)
    except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

         (v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940 (the
    "INVESTMENT COMPANY ACT"), and the Company is not and, as of the Delivery
    Date will not be an "investment company" as defined in the Investment
    Company Act.

         (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the
    Prospectus, there has not been a Material Adverse Effect.

         (x) The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls over financial reporting that the Company believes are sufficient to provide reasonable assurance that transactions are properly authorized and recorded and detailed records are kept which accurately and

                                                                               7

    fairly reflect financial activities, so as to permit the preparation of the
    Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States.

         (y) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures, such disclosure controls and procedures are designed in a manner the Company believes sufficient to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and to the extent required by the Rules and Regulations, to allow timely decisions regarding required disclosure to be made and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

         (z) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the
    Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, to the Company's knowledge, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         (aa) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus and the Prospectus.

         (bb) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         (cc) The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

         (dd) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if

                                                                               8

    determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

         (ee) Except as would not, individually or in the aggregate, have a
    Material Adverse Effect, or except as disclosed in the Prospectus
    (including, without limitation, such disclosure as to the ownership of the
    Calvin Klein brands by the Calvin Klein Trademark Trust): (i) the Company or
    one if its subsidiaries own, or have a valid license to use on reasonable terms, patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and Internet domain names or other intellectual property
    (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of the business of the Company and its subsidiaries as now conducted; and (ii)
    neither the Company nor any of its subsidiaries (X) to the knowledge of the
    Company, is in violation or infringement of, or has violated or infringed, any intellectual property rights of any other person or (Y) has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any
    Intellectual Property invalid or inadequate to protect the interest of the
    Company or any of its subsidiaries therein. The Company or one of its subsidiaries own the owned Intellectual Property free and clear of any liens or encumbrances, except as disclosed in the Prospectus, liens under the
    Company's revolving credit facility, liens under the Company's 7 3/4%
    debentures due 2023 and a lien in favor of Mr. Calvin Klein. As of the date of this Agreement there are not, and as of the date of the Closing there will not be, any events which are reasonably likely to result in a foreclosure on any such liens.

         (ff) Neither the Company nor any of its Material Subsidiaries is in
    violation of any statute, law, rule, regulation, judgment, order or decree
    (including, without limitation environmental laws) applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it, except as would not, individually or in the aggregate, have a Material Adverse Effect.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the
Company, as to matters covered thereby, to each Underwriter.

         2. Representations, Warranties and Agreements of the Selling
Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

        (a) The Selling Stockholder has placed in custody under a custody agreement (the "CUSTODY AGREEMENT" and, together with all other similar agreements executed by the other Selling Stockholders, the "CUSTODY
    AGREEMENTS") with The Bank of New York, as custodian (the "CUSTODIAN"), for delivery under this Agreement, certificates of Series B convertible preferred stock in negotiable form (with signature notarized or guaranteed by a participant in the Securities Transfer Agents Medallion Program, the
    New York Stock Exchange Medallion Signature Program or the Stock Exchange

                                                                               9

    Medallion Program) representing the shares of Series B convertible preferred stock to be converted into Stock to be sold by the Selling Stockholder hereunder.

         (b) The Selling Stockholder has, and immediately prior to the applicable Delivery Date the Selling Stockholder will have, good and valid title to, or a valid "security entitlement" within the meaning of Section
    8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the shares of Series B convertible preferred stock to be converted into Stock to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising hereunder or under the Custody Agreement;

         (c) Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co.
    ("CEDE") or such other nominee as may be designated by The Depository Trust
    Company ("DTC"), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of
    Section 8-105 of the UCC to such Stock), (i) DTC shall be a "protected purchaser" of such Stock within the meaning of Section 8-303 of the UCC,
    (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such
    Stock may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such
    Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law,
    (B) DTC will be registered as a "clearing corporation" within the meaning of
    Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

         (d) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "POWER OF ATTORNEY" and, together with all other similar agreements executed by the other Selling Stockholders, the
    "POWERS OF ATTORNEY") appointing the Custodian and Messrs. Gregory M. Case,
    John F. Megrue and Christopher K. Reilly as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

         (e) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Power of Attorney and the Custody Agreement. The execution, delivery and performance of this
    Agreement, the Power of Attorney and the Custody Agreement by the Selling
    Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i)
    conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan

                                                                              10

    agreement, license or other agreement or instrument to which the Selling
    Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject,
    (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling
    Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling
    Stockholder to consummate the transactions contemplated by this Agreement.

         (f) Except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the
    Securities Act, the rules and regulations of the New York Stock Exchange or applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody
    Agreement by the Selling Stockholder and the consummation by the Selling
    Stockholder of the transactions contemplated hereby and thereby.

         (g) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (h) The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling
    Stockholder and constitute valid and legally binding obligations of the
    Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
    general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         (i) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         (j) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any
    Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Stock contemplated by this
    Agreement.

         (k) The Selling Stockholder has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the
    Stock, will not distribute

                                                                              11

    any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus and the Prospectus.

         (l) The Selling Stockholder is not aware of any material information concerning the Company that is not set forth in the Registration Statement and the Prospectus and which has prompted such Selling Stockholder to sell shares of the Stock.

         (m) The Registration Statement, at the Effective Time and on the
    applicable Delivery Date, and the Prospectus, as of its date and on the applicable Delivery Date, do not and will not contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder required to be stated
    therein or necessary to make the statements therein (in the case of the
    Prospectus, in the light of the circumstances under which they were made)
    not misleading, which untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein.

         Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

         3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Firm Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set forth opposite its name in
Schedule 2-A hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in
Schedule 1 hereto. Each Underwriter shall be obligated to purchase from each
Firm Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by each Firm Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the
Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the
Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, each Option Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Option Selling Stockholder's name in Schedule 2-B hereto, severally and not jointly. Such option is granted in the event that the
Underwriters sell more than the number of shares of Firm Stock and is exercisable as provided in Section 5 hereof. Any such election to purchase
Option Stock shall be made in proportion to the maximum number of shares of
Option Stock to be sold by each Option Selling Stockholder as set forth in
Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such
Delivery Date as the number of

                                                                              12

shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such
Underwriter bears to the total number of shares of Firm Stock.

         The price of both the Firm Stock and any Option Stock purchased by the
Underwriters shall be $31.276 per share.

         The Selling Stockholders shall not be obligated to deliver any of the
Firm Stock or Option Stock, as the case may be, to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

         4. Offering of Stock by the Underwriters. Upon authorization by the
Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019 at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Initial
Delivery Date." Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the
Firm Stock being sold by the Firm Selling Stockholders to or upon the order of the Firm Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Firm Selling Stockholders. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of The Depository Trust
Company unless the Representatives shall otherwise instruct.

         The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Option Selling Stockholders by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of
Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered;
provided, however, that this date and time shall not be earlier than the Initial
Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as an "OPTION
STOCK DELIVERY DATE," and the Initial Delivery Date and any Option Stock
Delivery Date are sometimes each referred to as a "DELIVERY DATE."

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New

                                                                              13

York City time, on such Option Stock Delivery Date. Delivery of the Option Stock
shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Stock being sold by the
Option Selling Stockholders to or upon the order of the Option Selling
Stockholders by wire transfer in immediately available funds to the accounts specified by the Option Selling Stockholders. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of The Depository Trust Company unless the
Representatives shall otherwise instruct.

         6. Further Agreements of the Company. The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the
    Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended
    Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the
    Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act
    subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the
    Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the
    Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or
    for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary
    Prospectus or the Prospectus or suspending any such qualification, to use promptly reasonable best efforts to obtain its withdrawal;

        (b) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i)
    conformed copies of the Registration Statement as originally filed with the
    Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (ii) each
    Preliminary Prospectus, the Prospectus and any amended or supplemented
    Prospectus and (iii) any document incorporated by reference in the
    Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not

                                                                              14

    misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the
    Securities Act or the Exchange Act, to notify the Representatives and counsel for the Underwriters upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

         (c) With respect to the Stock or in connection with the transactions contemplated hereby, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the
    Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (d) Prior to filing with the Commission any amendment to the
    Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent (not to be unreasonably withheld or delayed) of the
    Representatives to the filing;

         (e) As soon as practicable, to make generally available to the
    Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited)
    complying with Section 11(a) of the Securities Act and the Rules and
    Regulations (including, at the option of the Company, as permitted by Rule
    158);

         (f) Promptly from time to time to take such action as the
    Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify or (ii) file a general consent to service of process in any such jurisdiction;

         (g) For a period of 90 days from the date of the Prospectus (the
    "LOCK-UP PERIOD"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or other securities convertible into or exchangeable for Common Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans and associated rights under the

                                                                              15

    Company's preferred stock rights agreement, each existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any shares of
    Common Stock or securities convertible, exercisable or exchangeable into
    Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. and Credit Suisse First Boston LLC,
    on behalf of the Underwriters, and to use reasonable best efforts to cause each person set forth on Schedule 4 hereto to furnish to the
    Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "LOCK-UP AGREEMENTS");

         7. Further Agreements of the Selling Stockholders. Each Selling
Stockholder agrees:

         (a) During the Lock-Up Period, not to, directly or indirectly, (1)
    offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of
    Common Stock or securities convertible into or exchangeable for Common Stock
    (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4)
    publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. and Credit Suisse
    First Boston LLC, on behalf of the Underwriters.

         (b) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling
    Stockholder, is subject to the interest of the Underwriters and the other
    Selling Stockholders thereunder, that the arrangements made by the Selling
    Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

         (c) To deliver to the Representatives prior to the Initial Delivery
    Date a properly completed and executed United States Treasury Department
    Form W-8 (if the Selling Stockholder is a non-United States person and does not have a qualified intermediary) or Form W-9 (if the Selling Stockholder or its nominee or general partner which is a qualified intermediary is a
    United States person).

         8. Expenses. The Company agrees to pay all costs, expenses, fees and stock transfer taxes incident to and in connection with (a) the authorization, issuance, sale and delivery

                                                                              16

of the Stock (other than taxes that are the responsibility of the Selling
Stockholders; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any
Preliminary Prospectus, the Prospectus and any amendment or supplement to the
Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof
(including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the
reasonable fees and expenses of the Custodian (and any other attorney-in-fact);
(f) the listing of the Stock on the New York Stock Exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the investor presentations on any
"road show" undertaken in connection with the marketing of the Stock, including, without limitation, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; provided that aircraft expenses shall be shared by the
Company, Lehman Brothers Inc. and Credit Suisse First Boston LLC; (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in
Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. For the avoidance of doubt, (i) any and all underwriting discounts, selling commissions and similar fees of the Underwriters shall be paid by the Selling Stockholders and not by the Company and (ii) certain other expenses of the Selling Stockholder shall be reimbursed by the Company pursuant to that certain Registration Rights Agreement, dated as of February 12, 2003, by and among the parties thereto (including the Company and the Selling
Stockholders) (the "REGISTRATION RIGHTS AGREEMENT.")

         9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each
Delivery Date, of the representations and warranties of the Company and the
Selling Stockholders contained herein, or the accuracy in all material respects where such representations and warranties are not qualified by materiality or
Material Adverse Effect, to the performance by the Company and the Selling
Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

        (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the
    Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the
    Commission for inclusion of additional information in the Registration
    Statement or the Prospectus or otherwise shall have been complied with or otherwise resolved.

                                       17

        (b) No Underwriter shall have discovered or disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the
    Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Dewey Ballantine
    LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the
    Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the
    Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (d) Wachtell, Lipton, Rosen & Katz shall have furnished to the
    Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

        (e) Mark D. Fischer, Esq., General Counsel of the Company, shall have furnished to the Representatives his written opinion addressed to the
    Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2

        (f) (i) Dechert LLP shall have furnished to the Representatives its written opinion, as counsel to certain of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3; (ii) SJ Berwin shall have furnished to the Representatives its written opinion, as counsel to certain of the
    Selling Stockholders, addressed to the Underwriters and dated such Delivery
    Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-4, and (iii)
    NautaDutilh N.V. shall have furnished to the Representatives its written opinion, as counsel to certain of the Selling Stockholders, addressed to the
    Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-5.

        (g) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery
    Date, with respect to the issuance and sale of the Stock, the Registration
    Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                                                                              18

        (h) At the time of execution of this Agreement, the Representatives shall have received, from Ernst & Young LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under
    Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants'
    "comfort letters" to underwriters in connection with registered public offerings.

        (i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date
    (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of
    Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

        (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or
    President and a Vice-President or its Executive Vice President, Finance
    stating that, to their knowledge after reasonable investigation:

            (i) The representations and warranties of the Company in Section 1 are true and correct on and as of such Delivery Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery
        Date; and

            (ii) No stop order suspending the effectiveness of the Registration
        Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened;

            (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of the

                                                                              19

        Effective Time and as of such Delivery Date, and the Prospectus, as of its date and as of such Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Time, no event has occurred that is required to be set forth in a supplement or amendment to the Registration Statement or the
        Prospectus that has not been so set forth.

        (k) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations and warranties of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and that the Selling
    Stockholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

        (l) (i) neither the Company nor any of its Material Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) except for the grant of options or issuance of shares of Common Stock pursuant to its existing stock incentive plans, and borrowings and letters of credit issued under the
    Company's existing revolving credit facility, since such date there shall not have been any change in the capital stock or long-term debt of the
    Company or any of its Material Subsidiaries or any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of Lehman
    Brothers Inc. and Credit Suisse First Boston LLC, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or
    in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
    (ii) a banking moratorium shall have been declared by federal or state authorities and (iii) the United States shall have become engaged in hostilities (except for existing hostilities in

                                                                              20

    Iraq and Afghanistan), there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers Inc. and Credit
    Suisse First Boston LLC, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery
    Date on the terms and in the manner contemplated in the Prospectus.

        (n) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

        (o) The Lock-Up Agreements between the Representatives and the executive officers of the Company set forth on Schedule 4, delivered to the
    Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

        (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         10. Indemnification and Contribution.

        (a) The Company shall indemnify and hold harmless each Underwriter, its directors, members, managers, partners, trustees, officers and employees, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (each a "UNDERWRITER INDEMNIFIED
    Party"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any
    Preliminary Prospectus, the Registration Statement or the Prospectus,
    including any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration
    Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the
    Prospectus, in the light of the circumstances under which they were made)
    not misleading and shall reimburse each

                                                                              21

    Underwriter Indemnified Party promptly upon demand, but in no event later than 30 days following such demand, for any reasonable legal or other expenses incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any Underwriter Indemnified Party was not entitled to payment of such expenses by the Company pursuant to this subsection (a), such Underwriter Indemnified Party shall reimburse such payment to the
    Company; provided further, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary
    Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f).
    Notwithstanding the foregoing, the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) who its shall be established failed to deliver the
    Prospectus to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in such Preliminary Prospectus or Prospectus or necessary to make the statements in such Preliminary Prospectus or
    Prospectus in light of the circumstances in which they were made not misleading, if (x) the Company shall have made available copies of the
    Prospectus to the several Underwriters in the requisite quantity and sufficiently in advance of the appropriate Delivery Date to permit proper delivery of the Prospectus to such person on or prior to the appropriate
    Delivery Date; (y) such misstatement or omission or alleged misstatement or omission was cured in the Prospectus and the Prospectus was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person and (z) the timely delivery of the
    Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person.
    The foregoing indemnity agreement is in addition to any liability which the
    Company may otherwise have to any Underwriter Indemnified Party except that, with respect solely to the matters covered by this Agreement, the foregoing indemnity supersedes any prior indemnity agreement or arrangement pursuant to which the Company may otherwise have liability to any Underwriter
    Indemnified Party.

        (b) Each Selling Stockholder severally and not jointly, in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter Indemnified Party from and against any loss, claim, damage or liability, joint or several, or any actions in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter Indemnified Person may become subject, under the
    Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary
    Prospectus, the Registration Statement or the

                                                                              22

    Prospectus including any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the
    Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and
    Prospectus, in the light of the circumstances under which they were made)
    not misleading, or (iii) any breach of any representation or warranty of the
    Selling Stockholders in this Agreement (other than section 2(c)); provided, however, that, with respect to the indemnities provided in and reimbursement obligations in connection with clauses (i) and (ii) above, a Selling
    Stockholder shall be liable only with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement, Preliminary
    Prospectus or Prospectus, and shall reimburse each Underwriter Indemnified
    Party promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses reasonably incurred by that
    Underwriter Indemnified Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided further, however, that upon a final determination by a court of competent jurisdiction that any
    Underwriter Indemnified Party was not entitled to payment of such expenses by such Selling Stockholder pursuant to this subsection (b), such
    Underwriter Indemnified Party shall reimburse such payment to such Selling
    Stockholder. Notwithstanding the foregoing, the indemnity agreement contained in this subsection (b) with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) who it shall be established failed to deliver the Prospectus to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in such Preliminary Prospectus or
    Prospectus or necessary to make the statements in such Preliminary
    Prospectus or Prospectus in light of the circumstances in which they were made not misleading, in each case solely with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, if (x) copies of the Prospectus shall have been furnished to the several Underwriters in the requisite quantity and sufficiently in advance of the appropriate Delivery Date to permit proper delivery of the Prospectus to such person on or prior to the appropriate Delivery Date; (y) such misstatement or omission or alleged misstatement or omission with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein was cured in the Prospectus and the Prospectus was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person and (z) the timely delivery of the Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter
    Indemnified Party.

        (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, members, managers, partners, trustees, officers, employees, and affiliates, and each person, if any, who controls the Company or such
    Selling Stockholder within the meaning of Section 15

                                                                              23

    of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the
    Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or
    in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement
    or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) and shall reimburse the Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person promptly upon demand, but in no event later that 30 days following such demand, for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that the Company, such Selling Stockholder or any such director, member, officer, employee, affiliate or controlling person was not entitled to payment of such expenses by such Underwriter pursuant to this subsection (a), the Company, such Selling Stockholder or any such director, member, officer, affiliate, employee or controlling person shall reimburse such payment to such Underwriter. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person. Notwithstanding the foregoing, the
    Underwriters shall not be liable for any losses, claims, damages or liabilities arising solely out of or solely based on the Company's failure to perform its obligations under Section 6(a) of this Agreement.

        (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the

                                       24

    defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and reasonable costs incurred for actions taken at the indemnifying party's request. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i)
    the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly, but in no event later than 30 days, following demand from the indemnified parties for reimbursement of such fees and expenses as they are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any indemnified party was not entitled to payment of such expenses by the indemnifying party pursuant to this subsection (d) (including because such party is not entitled to indemnification with respect to such matter pursuant to this
    Section 10), such indemnified party shall promptly reimburse such payment to the indemnifying party. Any such separate firm for any Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act shall be designated in writing by Lehman Brothers Inc. and Credit Suisse
    First Boston LLC, any such separate firm for the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall be designated in writing by the Company and any such separate firm for any Selling Stockholder, its directors and officers and each person, if any, who controls such Selling
    Stockholder within the meaning of Section 15 of the Securities Act shall be designated in writing by such Selling Stockholder. Each indemnified party shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such

                                                                              25

    action or claim. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise or consent to the entry of judgment with respect to any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party and to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action referred to in Section 10(a), 10(b) or
    10(c), (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the
    Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.
    The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement
    (before deducting expenses) received by the Company and the Selling
    Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the
    Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section
    10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
    Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

                                       26

    Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
    Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters'
    obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

        (f) The Underwriters severally confirm and the Company and each Selling
    Stockholder acknowledges and agrees that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the second paragraph of the subsection entitled "Commissions and
    Expenses" and the subsection entitled "Stabilization, Short Positions and
    Penalty Bids" (other than the final paragraph thereof) appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the
    Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        (g) The Company and each of the Selling Stockholders acknowledge and agree that indemnification arrangements solely among the Selling
    Stockholders and the Company shall be governed by the provisions of Article
    III of the Registration Rights Agreement.

        (h) Notwithstanding anything to the contrary contained herein, the liability of any Selling Stockholder for indemnification or contribution under this Section 10 shall not exceed an amount equal to the number of shares of Stock sold by the Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 3 hereof.

         11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter
defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery
Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in
Schedule 1 hereto; provided, however, that the remaining non-defaulting
Underwriters shall not be obligated to purchase any of the Stock on such
Delivery Date if the total number of shares of the Stock which the defaulting
Underwriter or Underwriters agreed but failed to purchase on such date exceeds
10% of the total number of shares of the Stock to be purchased on such Delivery
Date pursuant to the terms of Section 3. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or
Underwriters agreed but failed to purchase on such Delivery Date,

                                                                              27

this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Option Selling
Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling
Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this
Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the
Prospectus or in any other document or arrangement.

         12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) and
9(p) shall have occurred or if the Underwriters shall decline to purchase the
Stock for any reason permitted under this Agreement.

         13. Reimbursement of Underwriters' Expenses. If any Selling Stockholder
shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or a Selling
Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or a Selling Stockholder is not fulfilled, the Company
(in the event the Company is the cause of such failure) or a Selling Stockholder
(in the event such Selling Stockholder is the cause of such failure) will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand and presentation of reasonable supporting documentation the Company or a
Selling Stockholder, as the case may be, shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any
Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

         14. No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company and the Selling Stockholders acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Company or Selling
Stockholders, on the one hand, and the Underwriters, on the other; (ii) the
Underwriters are not acting as advisors, expert or otherwise, to either the
Company or the Selling Stockholders in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Stock; (iii) the relationship between the Company and

                                                                              28

the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters, on the one hand, and the Company or Selling Stockholders, on the other hand, owe to each other shall be limited to those duties and obligations specifically stated herein; and (v) the Company and the Selling Stockholders hereby acknowledge that in connection with the offering contemplated hereby, there may be differing interests between the
Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand.

The Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, hereby waive and release, to the fullest extent permitted by law, any claims that they may have against each other with respect to any breach or alleged breach of fiduciary duty.

         15. Research Independence. In addition, the Company and the Selling
Stockholders acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the
Company and/or the offering that differ from the views of its investment bankers. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling
Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling
Stockholders by such Underwriters' investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this
Agreement.

         16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to the Underwriters, shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh
    Avenue, New York, New York 10019, Attention: Syndicate Department (Fax:
    646-497-4815), with a copy, in the case of any notice pursuant to Section
    10(d), to the Director of Litigation, Office of the General Counsel, Lehman
    Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax:
    212-520-0421);

        (b) if to the Company, shall be delivered or sent by hand-delivery, mail or facsimile transmission to the address of the Company set forth in the
    Registration Statement, Attention: Mark D. Fischer, Esq., Vice President,
    General Counsel and Secretary (Fax: 212-381-3993); and

                                                                              29

        (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d)
shall be delivered or sent by mail, telex or facsimile transmission to such
Underwriter at its address set forth in its acceptance telex to the
Representatives, which address will be supplied to any other party hereto by the
Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the
Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the
Representatives, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

         17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the
Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnity agreements of the Company and the Selling
Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, members, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement or any agreement or certification delivered in connection therewith and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters
contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the
Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         19. Definition of the Terms "Business Day" and "Subsidiary". For
purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday,
Wednesday, Thursday or Friday that is not a day on which banking institutions in
New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

         20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         21. Counterparts. This Agreement may be executed via facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall

                                                                              30

each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                                                              31

         If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              PHILLIPS-VAN HEUSEN CORPORATION

                              By:      /s/ Mark Fischer
                                       -----------------------------------
                                       Name:  Mark Fischer
                                       Title: Vice-President and General Counsel

                              THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO
                              THIS AGREEMENT

                              By:      /s/ Christopher K. Reilly
                                       -----------------------------------
                                       Attorney-in-Fact
                                       Name: Christopher K. Reilly

                                                                              32

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
PIPER JAFFRAY & CO.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By:      /s/ Dominic Rispoli
         ------------------------------
         Authorized Representative

By CREDIT SUISSE FIRST BOSTON LLC

By:      /s/ Adam Rifkin
         ------------------------------
         Authorized Representative

By J.P. MORGAN SECURITIES INC.

By:      /s/ Elizabeth Myers
         ------------------------------
         Authorized Representative

By BEAR, STEARNS & CO. INC.

By:      /s/ Stephen Parish
         ------------------------------
         Authorized Representative

                                                                              33

By PIPER JAFFRAY & CO.

By:      /s/ Christie L. Christina
         ------------------------------
         Authorized Representative

                                   SCHEDULE 1

                                                    Number of Shares of
Underwriters                                        Firm Stock
------------------------------------------------    ----------------------------
Lehman Brothers Inc.............................                     2,394,887
Credit Suisse First Boston LLC..................                     2,235,228
J.P. Morgan Securities Inc......................                       798,296
Bear, Stearns & Co. Inc.........................                       478,977
Piper Jaffray & Co..............................                       478,977

Total...........................................                     6,386,365
                                                         -----------------------

                                                         =======================

                                   SCHEDULE 2

                                     PART A



                                                                                           Number of Shares
Name and Address of Firm Selling Stockholder                                               of Firm Stock
---------------------------------------------------------------------------------------    -------------

Apax Excelsior VI, L.P., at 445 Park Avenue, New York NY 10022........................     3,662,272
Apax Excelsior VI-A C.V., at 445 Park Avenue, New York NY 10022.......................

                                                                                           299,188
Apax Excelsior VI B C.V., at 445 Park Avenue, New York NY 10022.......................
                                                                                           199,744
Patricof Private Investment Club III, L.P., at 445 Park Avenue, New York NY 10022.....
                                                                                           125,161
Apax Europe V-A, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     1,312,578
Apax Europe V-B, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     236,091
Apax Europe V C GmbH & Co. KG, at 13-15 Victoria Road, St. Peter Port GY1 3ZD,  Guernsey,
Channel Islands.......................................................................     134,221
Apax Europe V-D, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     176,895
Apax Europe V-E, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     176,180
Apax Europe V-F, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     30,992
Apax Europe V-G, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     30,992
Apax Europe V-1, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     1,001
Apax Europe V-2, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     1,050
Total.................................................................................     6,386,365
                                                                                           =========


                                     PART B



                                                                                           Number of Shares
Name and Address of Option Selling Stockholder                                             of Option Stock
---------------------------------------------------------------------------------------    -------------

Apax Europe V-A, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................
                                                                                           598,756
Apax Europe V-B, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     107,697
Apax Europe V C GmbH & Co. KG, at 13-15 Victoria Road, St. Peter Port GY1 3ZD,  Guernsey,
Channel Islands.......................................................................     61,227
Apax Europe V-D, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     80,694
Apax Europe V-E, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     80,368
Apax Europe V-F, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     14,138
Apax Europe V-G, C.V., at 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands
                                                                                           14,138
Apax Europe V-1, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     457
Apax Europe V-2, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey,  Channel
Islands...............................................................................     479
Total.................................................................................     957,954
                                                                                           =======


                                   SCHEDULE 3
                                   ----------

Calvin Klein, Inc.

Cluett Peabody Resources Corporation

Cluett Peabody & Co., Inc.

                                     B-2-1

                                   SCHEDULE 4
                                   ----------

                      PERSONS DELIVERING LOCK-UP AGREEMENTS

Mark Weber
Emanuel Chirico
Bruce J. Klatsky
Francis K. Duane
Allen E. Sirkin
Michael Zaccaro

                                      B-2-2